UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2020 (September 11, 2020)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2020, Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), and Rede Internacional de Universidades Laureate Ltda., a Brazilian limited liability company and an indirect wholly owned subsidiary of the Company (“Rede”), entered into a Transaction Agreement (the “Transaction Agreement”) with Ser Educacional S.A., a Brazilian publicly held company (the “Purchaser”), and, solely for the purposes of certain provisions thereof, José Janguiê Bezerra Diniz and certain of his family members.

Pursuant to the Transaction Agreement, the Company has agreed to sell to the Purchaser all of the issued and outstanding equity interests of Rede, the direct or indirect owner of the Company’s Brazilian operations, in exchange for R$1.70 billion in cash (the “Cash Consideration”), subject to certain adjustments, and 101,138,369 newly issued shares of the Purchaser’s common stock (the “Stock Consideration”). Immediately following the closing of the transaction (the “Closing”), the Company will own approximately 44% of the Purchaser’s outstanding common stock, unless the Purchaser issues additional common stock prior to the Closing to the extent permitted under the Transaction Agreement. The transaction value is approximately R$3.862 billion (US$724 million at the current exchange rate and share value), including the assumption of indebtedness, net of cash (which, as of June 30, 2020, was US$124.9 million).

The Transaction Agreement provides that, at the Closing, the board of directors of the Purchaser will consist of nine members, two of whom will be designated by the Company prior to the Closing with the prior written consent of Mr. José Janguiê Bezerra Diniz (such consent not to be unreasonably withheld) to serve for a two-year term. In addition, at the Closing, unless elected by the minority shareholders of the Purchaser, the Purchaser’s board of directors will include up to two independent directors designated by the Purchaser with the prior written consent of the Company (such consent not to be unreasonably withheld).

So long as the Company holds common stock of the Purchaser (including in the form of American Depositary Shares (“ADSs”)) representing, in the aggregate, more than 7.5% of the outstanding common stock of the Purchaser (including shares of common stock underlying ADSs), the Company may not, subject to certain specified exceptions, vote its shares of the Purchaser common stock other than with respect to 7.5% of the outstanding common stock of the Purchaser (including shares of common stock underlying ADSs).

The Closing is targeted to occur toward the end of 2021 and is subject to certain specified closing conditions, including receipt of regulatory approval, receipt of required approvals by the Purchaser’s shareholders, establishment of a facility to issue ADSs, the listing of the ADSs on a U.S. securities exchange, the effectiveness of registration statements to register the issuance of the Stock Consideration and other matters under U.S. federal securities laws and other customary closing conditions.

During the period from September 11, 2020 and continuing until 12:01 A.M. (New York time) on October 13, 2020 (the “Go-Shop Period”), the Company has the right to, among other things, (i) initiate, solicit, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Competing Proposal (as defined in the Transaction Agreement), (ii) subject to certain specified requirements, provide information (including non-public information) regarding the Company to any persons relating to a potential Company Competing Proposal and (iii) engage in discussions or negotiations with any persons that are party to an acceptable confidentiality agreement with respect to any Company Competing Proposals (or inquiries, proposals or offers or other efforts that constitute, or could reasonably be expected to lead to, a Company Competing Proposal). After the expiration of the Go-Shop Period, the Company will be restricted from, among other things, soliciting or participating in any discussions or negotiations with, and from providing any information to or entering into any agreement with, any person concerning any Company Competing Proposal.

The Company is permitted to terminate the Transaction Agreement under certain specified circumstances, including in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Transaction Agreement), subject to complying with the requirements of the Transaction Agreement, including notifying the Purchaser of such Superior Proposal no later than two business days after the expiration of the Go-Shop Period and providing the Purchaser the right to negotiate with the Company for a period of up to ten business days to make adjustments to the terms of the Transaction Agreement proposed by the Purchaser in writing so that such proposal would cease to be a Superior Proposal.

Upon termination of the Transaction Agreement by the Company in order to enter into a definitive agreement with respect to a Superior Proposal, the Company will be obligated to pay the Purchaser, in the aggregate, a R$180 million termination fee. In addition, under certain specified circumstances, each party will be required to pay the other party a termination fee of R$400 million.

As of June 30, 2020, the carrying value of the Company’s Brazil operations was approximately US$396 million. In addition, as previously disclosed, as of June 30, 2020, the Company has recorded within stockholders’ equity, as a component of accumulated other comprehensive income, approximately US$488 million of accumulated foreign currency translation (FX) losses associated with the Brazil operations. During the third quarter of 2020, the Company expects to classify the Brazil operations as held-for-sale and these FX losses will be included as part of the carrying value of that business when evaluating it for potential impairment.

For the 12-month period ended June 30, 2020, the Brazil operations collectively had approximately US$473.6 million in revenue, US$10.0 million in operating income (which included US$3.3 million in impairment charges, US$34.3 million in Excellence-in-Process expenses1 and US$0.6 million in share-based compensation expense) and US$28.2 million in depreciation and amortization and, as of June 30, 2020, collectively had approximately 267,400 students.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they often contain words such as “subject to,” “expect” or similar expressions that concern the Transaction Agreement and the transaction contemplated by the Transaction Agreement. Any statement that we make relating to the Closing is a forward-looking statement. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. These uncertainties, risks and changes in circumstances include the risks and uncertainties inherent in the transaction contemplated by the Transaction Agreement and in our business, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; the risk that the conditions to the Closing are not satisfied; and the risk that such transaction will not be consummated within the expected time period or at all. Other important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. The Company is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

1 Excellence-in-Process (“EiP”) implementation expenses are related to an enterprise-wide initiative to optimize and standardize the Company’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations around the world, as well as improvements to the Company’s system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: September 14, 2020